Exhibit 99.1

CORD:USE Cord Blood Bank, Inc.

Financial Statements

December 31, 2017 and 2016

With Independent Auditors’ Report

CORD:USE Cord Blood Bank, Inc.

December 31, 2017 and 2016

TABLE OF CONTENTS

Independent Auditors’ Report	1-2

Financial Statements

Balance Sheets	3

Statements of Operations	4

Statements Shareholders’ Equity	5

Statements of Cash Flows	6

Notes to Financial Statements	7-21

INDEPENDENT AUDITORS’ REPORT

Board of Directors

CORD:USE Cord Blood Bank, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of CORD:USE Cord Blood Bank, Inc. (the “Company”), which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of operations, shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CORD:USE Cord Blood Bank, Inc. as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

May 29, 2018

CORD:USE Cord Blood Bank, Inc.

Balance Sheets

Years Ended December 31, 2017 and 2016

	2017	2016
Assets

Current assets
Cash	$54,150	$197,797
Accounts receivable, less allowance for doubtful accounts of $21,000 and $140,000, respectively	165,430	506,737
Inventory, net	15,786,457	15,278,706
Prepaid expenses and other current assets	291,053	272,873

Total current assets	16,297,090	16,256,113

Restricted cash	30,002	30,002
Investment	287,000	236,000
Furniture and equipment, net	618,383	613,779
Intangible assets	155,826	154,940

	$17,388,301	$17,290,834

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable	$2,602,776	$1,686,116
Accrued expenses	703,800	431,842
Current portion of deferred revenue	573,339	445,672
Current portion of capital lease obligations	75,169	69,555
Current portion of convertible promissory notes	2,625,000	—

Total current liabilities	6,580,084	2,633,185

Long-term liabilities
Deferred revenue, less current portion	2,143,687	1,475,067
Capital lease obligations, less current portion	105,289	134,575
Convertible promissory notes, less current portion	294,900	2,625,000

	9,123,960	6,867,827

Shareholders’ equity
Common stock, $.01 par value, 130,000,000 shares authorized; 74,716,793 shares issued and outstanding as of December 31, 2017 and 2016	747,169	747,169
Preferred stock A, $.01 par value, 15,000,000 shares authorized; 14,836,489 shares issued and outstanding as of December 31, 2017 and 2016	148,439	148,439
Preferred stock B, $.01 par value, 15,000,000 shares authorized; 5,635,616 shares issued and outstanding as of December 31, 2017 and 2016	56,356	56,356
Preferred stock C, $.01 par value, 10,000,000 shares authorized; 875,000 and 0 shares issued and outstanding as of December 31, 2017 and 2016, respectively	8,750	—
Additional paid-in capital	47,839,036	47,161,191
Accumulated deficit	(40,535,409)	(37,690,148)

Total shareholders’ equity	8,264,341	10,423,007

	$17,388,301	$17,290,834

CORD:USE Cord Blood Bank, Inc.

Statements of Operations

Years Ended December 31, 2017 and 2016

	2017	2016
Revenues
Cord blood stem cell unit revenues	$1,388,000	$992,000
Federal funding program reimbursement	62,757	129,560
Research unit sales	157,465	512,805
Family cord blood banking revenues	3,656,731	3,230,171

Total revenues	5,264,953	4,864,536

Cost of goods sold
Cost of goods sold	117,154	74,340
Facility operating costs	3,522,720	3,816,924

Total cost of goods sold	3,639,874	3,891,264

Gross profit	1,625,079	973,272

Expenses
Employee personnel expenses	980,828	918,069
Sales and marketing expenses	1,421,965	1,496,381
Consulting, professional advisory, and accounting fees	276,653	403,236
Legal fees	16,406	52,674
Occupancy expenses	272,796	267,168
General and administrative expenses	1,068,900	1,185,679

Total expenses	4,037,548	4,323,207

Loss from operations	(2,412,469)	(3,349,935)

Interest expense, net	(432,792)	(207,044)

Net loss	$(2,845,261)	$(3,556,979)

CORD:USE Cord Blood Bank, Inc.

Statements of Shareholders’ Equity

Years Ended December 31, 2017 and 2016

									Additional
	Common Stock		Preferred Stock A		Preferred Stock B		Preferred Stock C		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance January 1, 2016	74,716,793	$747,169	14,836,489	$148,439	5,635,616	$56,356	—	$—	$47,161,191	$(34,133,169)	$13,979,986
Net loss	—	—	—	—	—	—	—	—	—	(3,556,979)	(3,556,979)

Balance, December 31, 2016	74,716,793	747,169	14,836,489	148,439	5,635,616	56,356	—	—	47,161,191	(37,690,148)	10,423,007
Issuance of preferred stock, net of issuance costs	—	—	—	—	—	—	875,000	8,750	677,845	—	686,595
Net loss	—	—	—	—	—	—	—	—	—	(2,845,261)	(2,845,261)

Balance December 31, 2017	74,716,793	$747,169	14,836,489	$148,439	5,635,616	$56,356	875,000	$8,750	$47,839,036	$(40,535,409)	$8,264,341

CORD:USE Cord Blood Bank, Inc.

Statements of Cash Flows

Years Ended December 31, 2017 and 2016

	2017	2016
Cash flows from operating activities
Net loss	$(2,845,261)	$(3,556,979)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	137,573	161,292
Increase in investments for research units shipped	(51,000)	(115,000)
Bad debt expense	81,563	43,844
Interest accrued on convertible promissory notes	328,319	186,258
(Gain) loss on sale or replacement of furniture and equipment	(86,685)	7,434
Change in operating accounts
Accounts receivable	259,744	(8,576)
Inventory	(507,751)	(818,692)
Prepaid expenses and other current assets	(18,180)	130,620
Accounts payable	916,660	626,582
Accrued expenses	(56,361)	97,122
Deferred revenue	796,287	516,720

Net cash used in operating activities	(1,045,092)	(2,729,375)

Cash flows from investing activities
Increase in intangible assets	(886)	(4,713)
Purchases of furniture and equipment	(2,041)	(19,060)

Net cash used in investing activities	(2,927)	(23,773)

Cash flows from financing activities
Net proceeds from issuances of preferred stock	686,595	—
Borrowings on convertible promissory notes	294,900	2,625,000
Payments on capital lease obligations	(77,123)	(68,649)

Net cash provided by financing activities	904,372	2,556,351

Decrease in cash and cash equivalents	(143,647)	(196,797)

Cash and cash equivalents
Beginning of year	197,797	394,594

End of year	$54,150	$197,797

Supplemental disclosure of cash flow information
Cash paid for interest	$104,473	$20,832

Supplemental disclosure of non-cash financing activities
Purchases of equipment financed with capital leases	$53,451	$10,547

CORD:USE Cord Blood Bank, Inc.

Notes to Financial Statements

December 31, 2017 and 2016

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

CORD:USE Cord Blood Bank, Inc. (“the Company”) was incorporated on June 22, 2004 in the state of Florida for the purpose of creating a public umbilical cord blood stem cell bank (“Public Cord Blood Bank”) which would have a large, ethnically diverse, high quality inventory of available cord blood stem cell units for those in need of a life-saving therapy. The Company collects cord blood units at hospitals in Florida, Arizona, California, and Michigan. The Company’s public inventory is stored in North Carolina, and the cord blood units are sold through the National Marrow Donor Program (“NMDP”) located in Minnesota, who ultimately distributes the cord blood units to transplant centers located in the United States, and around the world.

Beginning in 2010, the Company began offering private cord blood banking services (“Family Cord Blood Bank”) to families choosing to store their babies’ cord blood with the Company for a fee. The Company processes and stores these family cord blood units in its laboratory and storage facility at its headquarters in Orlando, Florida.

Concentrations of Risks

Financial instruments that potentially subject the Company to concentrations of credit risk are principally cash in financial institutions, which often exceed the Federal Depository Insurance limit. The Company has not experienced, nor does it anticipate, any losses in such accounts.

The Company’s accounts receivable balance in the accompanying balance sheets consists of primarily three types of receivables. At December 31, 2017 and 2016, 52% and 35%, respectively, of the total accounts receivable balance is due from the Company’s primary customer, NMDP. The Company’s Public Cord Blood Bank sells primarily to the NMDP, who accounted for 20% of the Company’s total revenues for the years ended December 31, 2017 and 2016. At December 31, 2017 and 2016, 48% and 50%, respectively, of the total accounts receivable balance is due from customers from the Family Cord Blood Bank operations. Revenues from these operations comprised 69% and 66% for the years ended December 31, 2017 and 2016, respectively.

For the years ended December 31, 2017 and 2016, 0% and 15% of the total accounts receivable balance is due from the Health Resources and Services Administration (“HRSA”), whereby the Company receives a reimbursement payment based on the portion of the expenses associated with the collection, processing, shipping and retention of National Cord Blood Inventory (“NCBI”) eligible cord blood units.

Basis of Presentation and Use of Estimates

The financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates and assumptions are based on management’s knowledge of current events and actions the Company may take in the future, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers money market deposits and certificates of deposit with an original maturity of three months or less to be cash equivalents.

CORD:USE Cord Blood Bank, Inc.

Notes to Financial Statements

December 31, 2017 and 2016

Restricted Cash

At December 31, 2017 and 2016, the Company maintained cash deposits of $30,002 in support of a security deposit on its office space operating lease agreement (See Note 11). This amount is classified as restricted cash on the accompanying balance sheets as a long-term asset as the office space lease does not terminate until 2020.

Accounts Receivable

Accounts receivable consist of the amounts due from customers, principally the NMDP, families banking their cord blood with the Company, and reimbursements due from HRSA. Accounts receivable due from the NMDP are due within 60 days. Amounts due from family banking operations are due at the time of service. The reimbursements due from HRSA reflect all amounts expected to be paid to the Company for those cord blood units which are considered by management to be NCBI-eligible.

The Company does not maintain an allowance for amounts due from NMDP as they have historically realized a 100% collection rate on these receivables. For Family Cord Blood Bank operations, the Company periodically reviews customer balances and applies a reserve to any accounts deemed to be delinquent, which is evaluated based on a general and specific reserve basis. However, accounts are not written off until a year after service. If the receivable is subsequently collected, the allowance for uncollectible accounts is reversed. At December 31, 2017 and 2016, the allowance for uncollectible accounts for Family Cord Blood Bank operations was approximately $21,000 and $128,150, respectively.

The Company maintains an allowance for certain amounts owed to the Company under the HRSA program because a portion of this receivable may not ultimately be collectible due to various factors which may affect the eligibility of banked cord blood units. The Company determines its allowance by considering the length of time it takes to upload a unit and qualify it as NCBI-eligible and historical collection history. The Company writes-off uncollectible accounts against its allowance account if the unit is not designated NCBI-eligible after upload or has been subsequently disposed. This program was terminated in September 2017, at which time all remaining receivables were written off by the Company. At December 31, 2017 and 2016, an allowance of approximately $0 and $11,850, respectively, was recorded for the NCBI program.

Inventories

The Company has an agreement with Duke University (“Duke”) expiring on January 31, 2020 for Duke to receive, process, and store cord blood units for the Public Cord Blood Bank (“Duke Services”). At December 31, 2017 and 2016, the Company had 5,808 and 5,799 cord blood units in inventory, respectively. These units are valued at the lower of cost or net realizable value. Costs include the cost of collecting, transporting, processing and storing the unit. Costs charged by Duke for their Duke Services are based on a monthly fixed fee for storing 12 blood units per month. The Company computes the cost per unit for these Duke Services and capitalizes the unit cost on all blood units shipped and stored in a year at Duke. If the Company ships and stores less than 144 blood units with Duke in a one year period, a portion of these fixed costs are expensed and included in facility operating costs. Certain costs of collection incurred, such as the cost of collection staff and transportation costs incurred to ship Public Bank units from hospitals to the stem cell laboratory are allocated to banked units based on an average cost method. Costs incurred related to cord blood units that cannot be sold are expensed in the period incurred and are included in facility operating costs in the accompanying statements of operations. The Company records a reserve against inventory for units which have been processed and frozen but may not ultimately become distributable (see Note 3).

CORD:USE Cord Blood Bank, Inc.

Notes to Financial Statements

December 31, 2017 and 2016

Furniture and Equipment

Furniture and equipment is stated at original cost less accumulated depreciation. Depreciation is computed using the straight-line method over the following estimated useful lives or over the life of the lease, whichever is less, of the related assets:

Leasehold improvements	5 years
Furniture and office equipment	3 – 5 years
Laboratory and capital equipment	5 – 10 years
Freezer systems and accessories	10 years

Expenditures for maintenance and repairs are charged against income as incurred. Improvements which increase the value or materially extend the life of the related assets are capitalized.

Long-Lived Assets

The Company reviews the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived asset to the estimated discounted future cash flows expected to result from use of the assets and their eventual disposition. The Company believes there is no impairment of its long-lived assets at December 31, 2017 and 2016.

Trademarks and Service Marks

The Company incurs certain legal and related costs in connection with trademark and service mark applications. A future economic benefit is anticipated from the resulting trademarks and service marks and management has determined that they have an indefinite life since the Company actively uses them; therefore, they are not amortized. Impairment is measured by comparing the carrying value of the assets to the estimated discounted future cash flows expected to result from use of the assets and their eventual disposition. The Company believes there is no impairment of its trademarks and service marks at December 31, 2017 and 2016.

Investment

The Company’s long-term investment represents its investment in a non-marketable common stock. The investment is being accounted for under the cost method and was received as consideration for research blood units shipped by the Company (see Note 5). There were no significant adverse events that occurred during the years ended December 31, 2017 and 2016 that affected the value of the investment.

Federally Funded Program

In August 2009, the Company was awarded a multi-year grant from the U.S. Department of Health’s Health Resources and Services Administration (“HRSA” and the “HRSA 4th Cohort Grant”). Under the HRSA 4th Cohort Grant, the Company receives a reimbursement of $1,500 per unit for cord blood units from specified hospitals that are processed and considered to be NCBI eligible units. The grant was terminated by HRSA in September 2017, at which time all remaining receivables were written off by the Company. For the year ended December 31, 2016, the Company’s accounts receivable included $88,650 for qualifying units which were paid upon confirmation of the units’ registration in the NCBI. The Company received payments of $93,000 and $145,500 during the years ended December 31, 2017 and 2016, respectively, from HRSA under the HRSA 4th Cohort Grant.

CORD:USE Cord Blood Bank, Inc.

Notes to Financial Statements

December 31, 2017 and 2016

Revenue Recognition

Cord Blood Stem Cell Unit Revenues

The Company records revenue for the Public Cord Blood Bank from the sales of cord blood stem cell units upon shipment.

Family Cord Blood Bank Revenues

Providing Family Cord Blood Bank services entails recognizing revenues in respect of multiple-deliverable arrangements. The Company allocates revenue to all deliverables based on their relative selling prices. In such circumstances, the accounting principles related to multiple-deliverable arrangements establishes a hierarchy to determine the selling price to be used for allocating revenue to deliverables as follows:

(i) vendor-specific objective evidence of fair value (VSOE)

(ii) third-party evidence of selling price (TPE)

(iii) best estimate of the selling price (ESP).

VSOE generally exists only when the Company sells the deliverable separately and it is the price actually charged by the Company for that deliverable.

The Company has identified two deliverables generally contained in the arrangements involving the sale of family cord blood banking services: unit processing and unit storage. Storage can be either annual storage or an extended term of an additional 17 years of storage. Because the Company has neither VSOE nor TPE for the processing and extended term year storage deliverables, the allocation of revenue has been based on the Company’s ESPs. Processing fee revenues are recognized at the time the units are banked. The Company has VSOE for its annual storage fees as the Company renews storage fees annually with its customers on a standalone basis. Annual storage fee revenues are recognized ratably over the first year of storage. Extended term storage fees are recognized ratably over the contractual storage period. The Company also records revenue within family cord blood banking revenues from shipping costs billed to customers when earned.

Any discounts given to the customer are recognized by applying the relative selling price method whereby after the Company determines the selling price to be allocated to each deliverable (processing and storage), the sum of the prices of the deliverables is then compared to the arrangement consideration, and any difference is applied to the separate deliverables ratably.

Deferred revenue on the balance sheet includes the portion of the annual storage fees and extended term storage fees that are being deferred for recognition over the remaining contractual storage period. The Company classifies deferred revenue as current if the Company expects to recognize the related revenue over the next 12 months.

Research Unit Sales

The Company sells and provides units not likely to be of therapeutic use for research to qualified organizations and companies operating under Institutional Review Board approval. The Company recognizes revenue upon delivery of the unit.

Cost of Sales

Cost of sales for both the Public Cord Blood Bank and the Family Cord Blood Bank represent the associated expenses resulting from the collection, shipping, processing, storage, and delivery (except for the Family Cord Blood Bank) of the cord blood stem cell units.

CORD:USE Cord Blood Bank, Inc.

Notes to Financial Statements

December 31, 2017 and 2016

Income Taxes

The Company accounts for income taxes whereby deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on the enacted tax rates and laws applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. Increases or decreases to the unrecognized tax benefits could result from management’s belief that a position can or cannot be sustained upon examination based on subsequent information or potential lapse of the applicable statute of limitation for certain tax positions.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2017 and 2016, the Company had no provisions for interest or penalties related to uncertain tax positions.

The Tax Cut and Jobs Act (the “Tax Act”) was enacted on December 22, 2017. The Tax Act contains several key provisions including, among other things, reducing the U.S. federal corporate tax rate from thirty-five percent to twenty-one percent. Changes in tax law are accounted for in the period of enactment. In addition, Federal net operating losses (“NOLs”) generated during future periods will be carried forward indefinitely, but will be subject to an eighty percent utilization against taxable income. The carryback provision has been revoked for NOLs after January 1, 2018.

Advertising

Advertising costs are expensed as incurred and are included in sales and marketing expenses in the accompanying statements of operations. The Company incurred approximately $77,000 and $131,000 for the years ended December 31, 2017 and 2016, respectively, for print and online advertising and press releases.

Stock Options

The Company’s shareholders have authorized nonqualified stock options to be provided to key employees and non-employee directors, advisors, consultants and affiliates who perform or have performed services for the Company. These share-based awards are measured at grant date based on the fair value of the award and are recognized as an expense over the employee’s requisite service period or at the time services are provided by non-employees. The maximum contractual term of equity stock options range from 4 to 6 years. The Company estimates the fair value of each option award on the date of grant using a Black-Scholes option-pricing model.

CORD:USE Cord Blood Bank, Inc.

Notes to Financial Statements

December 31, 2017 and 2016

Recently Adopted Accounting Pronouncements

In July 2017, the Financial Accounting Standards Board (“FASB”) issued ASU 2017-11, “Earning Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815). Part I of this Update addresses the complexity of accounting for certain financial instruments with down round features. The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. For non-public entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2019. Early adoption is permitted for all entities. The Company has elected to adopt the provisions of this ASU 2017-11 as of January 1, 2016 and has applied the Update retroactively to outstanding financial instruments with a down round feature outstanding as of January 1, 2016, by means of a cumulative-effect adjustment to the statement of financial position as of January 1, 2016 (see Note 2).

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09 (Revenue from Contracts with Customers (Topic 606)), which requires an entity to recognize revenue from the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance addresses, in particular, contracts with more than one performance obligation, as well as the accounting for some costs to obtain or fulfill a contract with a customer, and provides for additional disclosures with respect to revenues and cash flows arising from contracts with customers. With respect to nonpublic entities, this update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The effect of this guidance on the financial statements of the Company has not been determined.

The FASB issued ASU 2016-02 (Leases) (“ASU 2016-02”). The core principle of ASU 2016-02 is that an entity should recognize on its balance sheet assets and liabilities arising from a lease. In accordance with that principle, ASU 2016-02 requires that a lessee recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying leased asset for the lease term. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend on the lease classification as a finance or operating lease. The new accounting guidance is effective for nonpublic companies for fiscal years beginning after December 15, 2019 (i.e., calendar years beginning on January 1, 2020). Early adoption is permitted. The effect of this guidance on the Company’s financial statements has not yet been determined.

Subsequent Events

Management has evaluated subsequent events for potential disclosure in or adjustment to the financial statements through May 29, 2018, the date the accompanying financial statements were available to be issued.

2.	ADOPTION OF NEW ACCOUNTING STANDARD

At December 31, 2017 and 2016, the Company has common stock warrants outstanding totaling 6,757,695 which include a down round provision enabling the stated exercise price of the common stock warrants to be reduced if the Company sells common stock at a price lower than the stated exercise price.

CORD:USE Cord Blood Bank, Inc.

Notes to Financial Statements

December 31, 2017 and 2016

The Company had previously accounted for the fair value of these warrants under ASC Topic 815 as the down round provision precluded the warrants from being considered indexed to the Company’s own stock. Therefore, the Company accounted for the fair value of the warrants issued as a liability at the date of issuance and adjusted them to fair value through earnings at each reporting period.

The provisions of ASU 2017-11 (“ASU”) discussed above change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. The fair value of a financial instrument with a down round feature is now required to be classified as a component of shareholders equity, as opposed to a liability as it was previously required to be reported. In addition, the recorded fair value of the financial instrument is no longer to be subsequently remeasured. When the down round feature of the financial instrument is triggered due to a change in the underlying strike price, the change in the fair value is now required to be treated as a dividend. The Company has not sold any common stock shares during 2017 or 2016 triggering this down round feature. The Company has accounted for the common stock warrants with a down round provision using the accounting as prescribed by ASU 2017-11 and has applied this standard to its balances at January 1, 2016.

Prior accounting treatment – In connection with the sale of preferred stock to an individual in fiscal years 2010-2012, the Company issued warrants to purchase 6,757,695 shares of common stock. These warrants contain certain pricing provisions which apply if the Company sells or issues common stock or common stock equivalents at a price that is less than the exercise price of the warrants, over the life of the warrants which is ten years from issuance date. Accordingly, the Company recognized a liability for these warrants based on their fair value as of the date of issuance. The initial warrant liability recognized on the related warrants totaled $2,389,985. At each subsequent reporting period, the Company remeasured the fair value of the warrants, and recorded the change in the warrant liability as a component of net income (loss). Through December 31, 2015, the Company recorded aggregate gains totaling $1,450,667 related to the fair value change of the warrants.

Current accounting treatment – The warrant liability has been eliminated from the Company’s balance sheets at December 31, 2017 and 2016. As of January 1, 2016, the fair value of the warrant liability amounted to $939,318. Accordingly, the Company has adjusted its retained earnings and additional paid in capital as of January 1, 2016 by $1,450,667 and $2,389,985, respectively, in accordance with the provisions of this ASU.

3.	INVENTORIES

The Company considers inventory in the Public Cord Blood Bank that has not completed all testing to determine viability to be work in progress. At December 31, 2017 and 2016, the Company’s inventory consists of the following:

	2017	2016
Finished goods	$15,490,986	$15,020,259
Work in progress	61,949	40,083
Supplies	268,281	253,123

Inventory reserve	(34,759)	(34,759)

Total	$15,786,457	$15,278,706

CORD:USE Cord Blood Bank, Inc.

Notes to Financial Statements

December 31, 2017 and 2016

4.	FURNITURE AND EQUIPMENT

Furniture and equipment at December 31, 2017 and 2016 consists of the following:

	2017	2016
Leasehold improvements	$217,723	$208,959
Furniture and office equipment	145,086	145,086
Laboratory and capital equipment	800,470	738,780
Freezer systems and accessories	974,544	974,544

	2,137,823	2,067,369
Less: accumulated depreciation	(1,519,440)	(1,453,590)

Total	$618,383	$613,779

During the years ended December 31, 2017 and 2016, the Company recorded depreciation expense of $137,573 and $161,292, respectively, related to furniture and equipment which includes depreciation expense on assets purchased under capital lease.

5.	COST METHOD INVESTMENT

On March 31, 2014, the Company executed a supply and equity participation agreement with a customer who is engaged in medical and life science research that involves the use of stem cells derived from umbilical cord blood units in clinical trials for humans. Under the terms of the supply and equity participation agreement, the customer granted the Company the exclusive right to supply umbilical cord blood units to the customer for use in clinical trials. As consideration, for the umbilical cord blood supply, the Company received 5% of the total issued and outstanding common stock of the customer in the form of 750,000 common stock shares.

Upon the shipment of umbilical cord blood units to the customer, the Company recognized revenue and a long-term investment equal to the estimated fair value of units shipped of $1,000 per unit. This estimated fair value was primarily based on what the Company charges customers for similar umbilical cord blood units when the consideration is in the form of cash. During the years ended December 31, 2017 and 2016, the Company recognized $51,000 and $115,000 in research unit sales for cord blood units shipped and increased its long-term investment.

CORD:USE Cord Blood Bank, Inc.

Notes to Financial Statements

December 31, 2017 and 2016

6.	CONVERTIBLE PROMISSORY NOTES

Convertible promissory notes consist of the following as of December 31:

	2017	2016
Two-year convertible promissory notes with shareholders, principal due upon maturity at varying dates through September 2019, interest of 14% is payable annually (i).	$944,900	$650,000

Two-year convertible promissory notes, principal due upon maturity at varying dates through October 2018, interest of 14% is payable annually (ii).	1,975,000	1,975,000

	2,919,900	2,625,000
Less current portion	(2,625,000)	—

Long-term, less current portion	$294,900	$2,625,000

(i)

As of the date of these financial statements, a total of $750,000 of these convertible promissory notes with shareholders are considered to be in default either due to the note maturing or the required annual interest payment becoming due and not being paid. During the year ended December 31, 2017, the Company issued a total of 212,500 warrants to purchase common stock at a price of $1.00 per share (see Note 8) due to the required annual interest payments due during 2017 not being paid. At December 31, 2017 and 2016, accrued interest on the convertible promissory notes with shareholders totaled $170,746 and $49,480 and is included in accrued expenses on the face of the accompanying balance sheets. See Note 15 for additional warrants issued subsequent to December 31, 2017 related to these convertible promissory notes.

(ii)

As of the date of these financial statements, a total of $1,975,000 of these convertible promissory notes are considered to be in default either due to the note maturing or the required annual interest payment becoming due and not being paid. During the year ended December 31, 2017, the Company issued a total of 500,000 warrants to purchase common stock at a price of $1.00 per share (see Note 8) due to the required annual interest payments due during 2017 not being paid. At December 31, 2017 and 2016, accrued interest on the convertible promissory notes totaled $343,831 and $136,778 and is included in accrued expenses on the face of the accompanying balance sheets. See Note 15 for additional warrants issued subsequent to December 31, 2017 related to these convertible promissory notes.

All convertible promissory notes provide the holder the option to convert all outstanding principal and accrued and unpaid interest into shares of preferred stock (see below) upon the occurrence of the following events:

Qualified Financing: Defined as the sale of convertible preferred stock prior to maturity resulting in aggregate proceeds of $7,500,000 or more.

Change in Control: Defined as the change in ownership of 80% of the outstanding total voting power of the Company or any merger or consolidation, or the sale of substantially all assets of the Company.

CORD:USE Cord Blood Bank, Inc.

Notes to Financial Statements

December 31, 2017 and 2016

If conversion occurs under a Qualified Financing, all outstanding principal and all accrued and unpaid interest (“Balance”) shall be converted by dividing the Balance by 80% of the per share price of the Preferred Stock issued in the Qualified Financing.

If conversion occurs under a Change in Control, the Balance shall be converted by dividing the Balance by 80% of the per share price, as defined in the agreement, divided by the sum of all shares of capital stock issued and outstanding on a fully-diluted basis.

7.	SHAREHOLDERS’ EQUITY

Prior to 2017, the Company’s Board of Directors had authorized the issuance of up to 110,000,000 shares of Class A common stock (“Common Stock”), 15,000,000 shares of Series A convertible preferred stock (“Preferred Stock A”), and 15,000,000 shares of Series B convertible preferred stock (“Preferred Stock B”). On March 1, 2017, the Company’s Board of Directors authorized the issuance of up to 10,000,000 shares of Series C convertible preferred stock (“Preferred Stock C”) and increased the total number of authorized Common Stock shares to 130,000,000 through the execution of the Fifth Amended and Restated Articles of Incorporation (“Fifth Amendment”). Preferred Stock A, B, and C are collectively referred to as “Preferred Stock”.

Common Stock holders are entitled to one vote for each Common Stock share held. The Common Stock is entitled to participate in dividends on a per share basis subject to preferential dividend rights.

Preferred Stock

Dividends

Dividends are payable on the Preferred Stock when declared by the Board of Directors at an annual rate of no less than 10% of the original issuance price of the Preferred Stock A, B, and C which is $1.50 per share for the Preferred Stock A and $.80 per share for the Preferred Stock B and C. There were no dividends declared by the Board of Directors during 2016 and 2017.

Conversion Rights

Each share of Preferred Stock A, B, and C shall be convertible at the option of the shareholder into shares of Common Stock as determined by dividing the original issue price of the Preferred Stock A, B, and C by the initial conversion price of $1.50 for Preferred Stock A and $.80 for Preferred Stock B and C. The conversion price is subject to adjustment if Common Stock is sold below the initial conversion price.

Liquidation

In the event of any voluntary or involuntary liquidation, the holders of Preferred Stock C and B have preferential payment over Preferred Stock A and Common Stock holders as described in the Company’s Fifth Amendment.

Redemption Rights

The Preferred Stock B and C holders have the option to request the Company to redeem their shares any time after the seventh anniversary of the Fifth Amendment and a vote of at least 66 2/3% of the then outstanding shares of Preferred Stock B and C. The redemption price shall equal the original issue price of Preferred Stock B and C plus any unpaid declared dividends.

During 2017, the Company sold 875,000 shares of Preferred Stock C for $686,695, net of issuance costs of $13,405 which were used for the Company’s operations.

CORD:USE Cord Blood Bank, Inc.

Notes to Financial Statements

December 31, 2017 and 2016

8.	STOCK OPTIONS AND WARRANTS

Stock Options

In 2006, the Company and its shareholders authorized 10,000,000 nonqualified stock options to be provided to key employees and non-employee directors, advisors, consultants, and affiliates who perform or have performed services for the Company through the plan 2006 Stock Option Plan. In January 2011, the Company and its shareholders authorized 5,000,000 nonqualified stock options to be provided under the 2011 Stock Option Plan.

During the years ended December 31, 2017 and 2016, the Company granted 301,500 and 309,500 stock options to employees and non-employees under the 2011 Stock Option Plan with an exercise price of $.80 and immediate vesting.

The fair value of the options granted during 2017 and 2016 are estimated to have little to no value as the exercise price exceeds the fair value of the underlying common stock. Therefore, no compensation expense has been recorded for these options for the years ended December 31, 2017 and 2016.

At December 31, 2017 and 2016, there were 2,495,208 and 2,193,708 options exercisable and outstanding granted under the 2006 and 2011 Stock Option Plans. The options vest at the grant date and have exercise prices ranging from $0.80 to $1.50. The options expire at varying times through July 2023.

In 2017, the Company established a new 2017 incentive stock option plan (“2017 Incentive Compensation Plan”) under which options to purchase 16,000,000 shares of common stock were authorized. There were no options issued under the 2017 Incentive Compensation Plan as of December 31, 2017 or 2016. Subsequent to December 31, 2017, stock options were granted under this plan as disclosed in Note 15.

Warrants

During the years ended December 31, 2017 and 2016, 859,950 and 1,312,500 of common stock warrants were issued with an exercise price $1.00 in connection with the execution of the convertible promissory notes and interest accrued on these notes (see Note 6).

The fair value of the warrants issued during 2017 and 2016 are estimated to have little to no value as the exercise price exceeds the fair value of the underlying common stock. Therefore, no discount was recorded on the convertible promissory notes.

At December 31, 2017, the Company has common stock warrants outstanding totaling 11,507,361 with exercise prices ranging from $1.00 to $1.50 which expire at varying times through December 2027. These warrants were issued in connection with stock sales and convertible promissory notes.

CORD:USE Cord Blood Bank, Inc.

Notes to Financial Statements

December 31, 2017 and 2016

9.	INCOME TAXES

The Company files income tax returns in the state of Florida.

Deferred tax assets and liabilities include the following at December 31, 2017 and 2016:

	2017	2016
Deferred income tax assets
Net operating loss carryforward	$6,292,800	$8,533,892
Stock based compensation	1,670,546	2,478,590
Allowance and inventory reserves	14,064	65,653
Deferred revenue	353,429	389,734
Other	319,684	319,742

	8,650,523	11,787,611
Less: valuation allowance	(8,622,567)	(11,721,108)

Deferred income tax assets, net	27,956	66,503

Deferred income tax liabilities
Depreciation	(27,956)	(66,503)

	(27,956)	(66,503)
Net deferred tax asset	$—	$—

The primary difference between income tax expense and the amount computed applying the statutory United States federal income tax rate to income before income taxes for the years ended December 31, 2017 and 2016, is due to state income taxes, nondeductible expenses and changes in the valuation allowance and tax rates.

The Tax Act enacted on December 22, 2017 and discussed in Note 1 reduces the U.S. federal corporate tax rate from the maximum rate of thirty-five percent to twenty-one percent, effective January 1, 2018. As a result, the Company revalued its net deferred tax asset at the new lower tax rate at December 31, 2017. This reduction in the federal corporate tax rate reduced the value of the net deferred tax assets at December 31, 2017 by approximately $4,200,000 before any valuation allowances.

At December 31, 2017, the Company has available net operating loss carryforwards of approximately $24,800,000 which begin to expire in the year 2024.

A valuation allowance is required to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all of the evidence, both positive and negative, management has determined that a valuation allowance at December 31, 2017 and 2016, is necessary in the amount of $8,622,567 and $11,721,108, respectively, to reduce the deferred tax assets to the amounts that will more likely than not be realized. At December 31, 2017 and 2016, this resulted in a (decrease) increase to the valuation allowance of ($3,098,541) and $1,290,834, respectively.

The Company has not recorded any unrecognized tax positions as of December 31, 2017 and 2016.

CORD:USE Cord Blood Bank, Inc.

Notes to Financial Statements

December 31, 2017 and 2016

10.	RELATED PARTY TRANSACTIONS

At December 31, 2017 and 2016, accounts payable and accrued expenses include approximately $99,000 and $55,000, respectively, of expense reimbursements to shareholders.

See Note 6 for convertible promissory notes with shareholders.

11.	COMMITMENTS

During 2009, the Company began leasing reusable shipping containers for shipping platelets and umbilical cord blood under an exclusive agreement with a manufacturer. The Company must maintain a certain level of lease activity to maintain the exclusivity of the agreement. Lease expense for the shipping containers was $396,000 for both years ended December 31, 2017 and 2016, which is included in facility operating costs and sales and marketing expenses in the accompanying statements of operations. Total lease expense committed over the remaining term of this agreement is approximately $352,000.

The Company leases its office headquarters and laboratory facilities under a noncancelable operating lease which requires regular monthly payments through May 2020.

Future minimum rentals, including common area maintenance and sales tax, to be paid under the noncancelable lease term by year and in the aggregate are as follows:

Year Ending December 31,
2018	$227,127
2019	232,127
2020	97,597

$556,851

Total rent expense for the Company’s facilities during the years ended December 31, 2017 and 2016 was approximately $210,000 and $203,000, respectively, and is included in occupancy expenses in the accompanying statements of operations.

12.	CAPITAL LEASES

The Company acquired certain equipment through capital leases expiring at varying dates through 2022 with interest rates ranging from 19% to 26%. The capital leases are collateralized by the leased equipment with a cost of $414,308 and $360,857, respectively, and accumulated amortization of $69,572 and $70,234, respectively, at December 31, 2017 and 2016.

CORD:USE Cord Blood Bank, Inc.

Notes to Financial Statements

December 31, 2017 and 2016

The future minimum lease payments required under the capital leases and present values of the net minimum lease payments as of December 31, 2017 are as follows:

Year Ending December 31,
2018	$98,763
2019	92,408
2020	25,891
2021	15,992
2022	6,316

Total minimum lease payments	239,370
Less portion representing interest	58,912

Present value of net minimum obligations	180,458
Less current portion	75,169

$105,289

13.	EMPLOYEE BENEFIT PLAN

The Company allows its employees to participate in a defined contribution plan through its arrangement with its Professional Employer Organization, ADP, called the ADP TotalSource Retirement Savings Plan which covers substantially all non-executive employees. These employees are eligible to begin participating in the plan at the beginning of the quarter following their hire. The Plan includes a 401(k) component which allows employee elected salary deferrals. The Company did not provide any cash contributions to the Plan for the years ended December 31, 2017 and 2016. In lieu of employer matching contributions, the Company granted its employees 54,563 and 66,013 options during the years ended December 31, 2017 and 2016 (see Note 8).

14.	BUSINESS OPERATIONS AND LIQUIDITY

For the years ended December 31, 2017 and 2016, the Company incurred losses of approximately $2,845,000 and $3,556,979, respectively. At December 31, 2017 and 2016 the Company has an accumulated deficit of $40,535,409 and $37,690,148. Further, as of the date of these financial statements, the Company has $2,725,000 of convertible promissory notes (see Note 6) that are considered in default.

The Company executed an asset purchase agreement (“APA”) on May 29, 2018 (see Note 15) in which the Company will sell substantially all of its assets. The purchase price from this APA will enable the Company to have sufficient cash to repay its current obligations.

15.	SUBSEQUENT EVENTS

Convertible Promissory Notes

In February and March 2018, the Company executed convertible promissory notes (the “Notes”) totaling $225,000, including $150,000 from the Company’s majority shareholder. The convertible promissory notes bear interest at 14% and are due in two years from the date of execution through March 2020 and require annual interest payments. In connection with the issuance of the Notes, a total of 112,500 common stock warrants with an exercise price of $1.00 were also issued.

CORD:USE Cord Blood Bank, Inc.

Notes to Financial Statements

December 31, 2017 and 2016

Warrants

Subsequent to December 31, 2017 through May 2018, an additional 337,500 of common stock warrants with an exercise price of $1.00 were issued to convertible promissory note holders due to required annual interest payments becoming due and not being paid. These warrants expire at varying times through April 2028.

Options

Subsequent to December 31, 2017, a total of 13,119,000 options to purchase common stock shares at an exercise price of $.01 were issued to employees with immediate vesting.

Asset Purchase Agreement and Promissory Note

On May 29, 2018, the Company executed an APA with an independent public company (the “Buyer”) in which the Buyer will acquire all of the assets of the Company on a cash-free, debt-free basis. The Buyer will assume only certain liabilities of the Company as specified in the APA. As consideration for the assets, the Buyer will provide the Company with $10,500,000 of cash, shares of common stock of the Buyer equal to $3,500,000 divided by the Buyer’s average stock price, as defined in the APA, earn-out consideration, and the assumption of certain liabilities.

The cash to be paid at closing will be reduced by any borrowings due to the Buyer by the Company in connection with a $700,000 promissory note received from the Buyer (see below) and a $750,000 cash holdback. The shares to be issued to satisfy the $3,500,000 common stock payable will be placed in escrow and released to the Company after the renewal of one of the Company’s hospital contracts is completed. As earn-out consideration, the Company will receive 75% of the net revenues in excess of $500,000 per annum generated by the Buyer from the sale of the inventory units held in the Public Cord Blood Bank until the inventory is exhausted (the “Earn-Out Period”). However, the earn-out consideration is limited to $200,000,000 over the Earn-Out Period. In addition, for every $500,000 received by the Buyer per annum in excess of the initial $500,000, the Company will receive $200,000 of the Buyer’s common stock at the Buyer’s average stock price, as defined by the APA, limited to a maximum of $5,000,000 of common stock over the Earn-Out Period. . Lastly, if the Buyer realizes a profit in excess of $500,000 from the sale of the Company’s long-term investment, Buyer shall pay to the Company 7% of the profits in the form of Buyer’s common stock at the average stock price, as defined in the APA. In the event, the long-term investment is not sold within five years of the closing, the fair market value of the long-term investment will be determined by an independent valuator. The Company shall receive consideration in the form of the Buyer’s common stock as if a sale of the long-term investment had occurred. The Company will use the proceeds received from this APA to repay its current obligations.

On March 27, 2018, the Company executed a promissory note to borrow $700,000 from the Buyer. The note bears interest at 10% annually. In accordance with the promissory note, the borrowings on the note will be credited to the APA purchase price discussed above and the loan shall be automatically deemed satisfied in full. The loan is secured by a security interest in all of the Company’s public cord blood bank receivables.